                                                                  EXHIBIT (a)(6)


                                 ENTRUST, INC.
                           OFFER TO EXCHANGE OPTIONS

                          FORM OF NOTICE TO WITHDRAW
                                FROM THE OFFER

     I previously received (i) a copy of the Offer to Exchange; (ii) the memorandum from F. William Conner dated June 19, 2001; and (iii) an Election Form. I signed and returned the Election Form, in which I elected to accept Entrust, Inc.'s ("Entrust") offer to exchange (the "Offer") some of or all of my
                  -------                           -----
options. I now wish to change that election and reject Entrust's Offer to exchange my options. I understand that by signing this Notice and delivering it to Jeff Bearrows, Vice President, Human Resources by 9:00 p.m. Pacific Daylight Time on July 27, 2001, I will be able to withdraw my acceptance of the Offer and instead reject the Offer to exchange options. I have followed the instructions attached to this Notice.

     I understand that in order to withdraw my acceptance of the Offer, I must sign, date and deliver this Notice via facsimile (fax # (972) 943-7360) or hand delivery to Jeff Bearrows, Vice President, Human Resources by 9:00 p.m. Pacific Daylight Time on July 27, 2001.

     I understand that by withdrawing my acceptance of the Offer to exchange options, I will not receive any New Options pursuant to the Offer and I will keep the Old Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Entrust and me.

     I understand that I may change this election, and once again accept the Offer to exchange options, by submitting a new Election Form to Jeff Bearrows, Vice President, Human Resources via facsimile (fax # (972) 943-7360) or hand delivery prior to 9:00 p.m. Pacific Daylight Time on July 27, 2001.

     I have signed this Notice and printed my name exactly as it appears on the Election Form.

     I do not accept the Offer to exchange any options.


______________________        _______________________________________________
Employee Signature            Government ID (e.g. Social Security #, Social
                              Insurance #, etc.)

______________________        _________________      _________________
Employee Name                 E-mail Address         Date and Time
(Please Print)

               RETURN TO JEFF BEARROWS NO LATER THAN 9:00 PM PDT
          JULY 27, 2001 VIA FACSIMILE (972) 943-7360 OR HAND DELIVERY

                          ENTRUST WILL SEND AN E-MAIL
                CONFIRMATION WITHIN 2 BUSINESS DAYS OF RECEIPT

             INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.  Delivery of Notice to Withdraw from the Offer.
         ---------------------------------------------

     A properly completed and executed original of this Notice to Withdraw from the Offer (or a facsimile of it), and any other documents required by this Notice to Withdraw from the Offer, must be received by Jeff Bearrows, Vice President, Human Resources either via hand delivery or via the facsimile number listed on the front cover of this Notice to Withdraw from the Offer (fax # (972) 943-7360) on or before 9:00 p.m. Pacific Daylight Time on July 27, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. You may hand deliver your Notice to Withdraw from the Offer to Jeff Bearrows in Human Resources at Entrust, Inc. (the "Company"), or you may fax it to him at the number listed on the front cover of this Notice to Withdraw from the Offer. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Notice to Withdraw from the Offer within two business days; if you have not received such a confirmation of receipt, it is your responsibility to ensure that your Notice to Withdraw from the Offer has been received by us.

     Although by submitting a Notice to Withdraw from the Offer you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to the Company, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

     If you do not wish to withdraw all your tendered options from the Offer, you should not fill out this Notice to Withdraw from the Offer. If you wish to change your election with respect only to particular options, you should submit a new Election Form instead. As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. You may change your mind about which individual option grants you would like to tender for exchange. To change your election regarding particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form, or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

     Although it is our intent to send you a confirmation of receipt of this Notice, by signing this Notice to Withdraw from the Offer (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

     2.  Signatures on This Notice to Withdraw from the Offer.
         ----------------------------------------------------

     If this Notice to Withdraw from the Offer is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

     3.  Other Information on This Notice to Withdraw from the Offer.
         -----------------------------------------------------------

     In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     4.  Requests for Assistance or Additional Copies.
         --------------------------------------------

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Withdraw from the Offer should be directed to Jeff Bearrows, Vice President, Human Resources, at Entrust, Inc., One Preston Park South, Suite 400, 4975 Preston Park Boulevard, Plano, TX 75093, telephone number (613) 270-2990, Internal outlook e-mail address "Option Exchange" or Internet e-mail address "option.exchange@entrust.com". Copies will be furnished promptly at the Company's expense.

     5.  Irregularities.
         --------------

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Withdraw from the Offer that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw from the Offer, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw from the Offer must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

     Important: The Notice to Withdraw from the Offer (or a facsimile copy of it) together with all other required documents must be received by the Company, on or before the Expiration Date.

     6.  Additional Documents to Read.
         -----------------------------

     You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from F. William Conner dated June 19, 2001 before making any decisions regarding participation in, or withdrawal from, the Offer.

     7.  Important Tax Information.
         -------------------------

     You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Sections 15 and 16 for a discussion of tax consequences which may apply to you.